Exhibit 99.2

Quarterly Supplemental Information

September 30, 2010

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 800.557.4830
Johns Creek, GA 30097	research.analysts@piedmontreit.com	Facsimile: 770.243.8198
Telephone: 770.418.8800		investor.services@piedmontreit.com
www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page
Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-7
Key Performance Indicators	8

Financials
Balance Sheet	9
Income Statements	10-11
Funds From Operations / Adjusted Funds From Operations	12
Same Store Analysis	13-14
Capitalization Analysis	15
Debt Summary	16
Debt Detail	17
Debt Analysis	18

Operational & Portfolio Information - Office Investments
Tenant Diversification	19
Tenant Credit Rating & Lease Distribution Information	20
Leasing Activity	21
Lease Expiration Schedule	22
Annual Lease Expirations	23
Capital Expenditures & Commitments	24
Contractual Tenant Improvements & Leasing Commissions	25
Geographic Diversification	26
Industry Diversification	27

Other Investments
Other Investments Detail	28

Supporting Information
Definitions	29-30
Research Coverage	31
Non-GAAP Reconciliations	32-35
Risks, Uncertainties and Limitations	36

Please refer to page 36 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominately in large U.S. office markets and leased principally to high-credit-quality tenants. Since its first acquisition in 1998, the Company has acquired through September 30, 2010 approximately $5.5 billion of office and industrial properties (inclusive of joint ventures). Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties. Approximately 83% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission.

	As of September 30, 2010	As of December 31, 2009
Number of properties (2)	74		73
Rentable square footage (in thousands) (2)	20,429		20,229
Percent leased (3)	89.0%		90.1%
Capitalization (in thousands):
Total debt	$1,402,525		$1,516,525
Equity market capitalization (4)	$3,264,972	$	N/A
Total market capitalization (4)	$4,667,497	$	N/A
Debt / Total market capitalization (4)	30.0%		N/A
Common stock data
High closing price during quarter (4)	$18.93	$	N/A
Low closing price during quarter (4)	$17.09	$	N/A
Closing price of Class A common stock at period end (4)	$18.91	$	N/A
Weighted average fully diluted shares outstanding (in thousands) (5) (6)	170,257		158,581
Shares of common stock issued and outstanding (in thousands) (6)	172,658		158,917
Rating / outlook
Standard & Poor’s	BBB / Stable		BBB / Stable
Moody’s	Baa2 / Stable		Baa3 / Positive
Employees (7)	110		107

(1)	The definition for Annualized Lease Revenue can be found on page 29.
(2)	Our office portfolio currently consists of 74 properties (exclusive of our equity interests in eight properties owned through unconsolidated joint ventures and our two industrial properties). We acquired one newly-built, vacant building totaling approximately 142,000 square feet during the third quarter of 2010. On October 1, 2010, we acquired Meridian Crossings, two buildings comprised of 384,000 square feet and 96% leased; statistical information for Meridian Crossings is not included in our portfolio information as of September 30, 2010 presented herein.
(3)	Calculated as leased square footage on September 30, 2010 plus square footage associated with new leases signed for currently vacant spaces divided by total rentable square footage, expressed as a percentage. This measure is presented for our 74 office properties and excludes industrial and unconsolidated joint venture properties. On September 28, 2010, we acquired one building totaling approximately 142,000 square feet that is currently vacant; if we excluded this building from consideration for consistent comparison to prior periods, our percent leased would be 89.7%, as compared to 89.8% at June 30, 2010.
(4)	Our Class A common stock was listed on the New York Stock Exchange on February 10, 2010; there is no market data as of December 31, 2009. As of September 30, 2010, our Class B-2 and Class B-3 common stock (collectively, our “Class B common stock”) were not listed on a national securities exchange and there was no established market for such shares. We have used the closing price of the Class A common stock at the relevant period end for the purposes of the calculations regarding market capitalization herein.
(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.
(6)	On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization.
(7)	During the second quarter of 2010, the company opened a regional office in Boston. The opening of that office is the primary reason for the increase in number of employees.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President
Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Donald A. Miller, CFA	Frank C. McDowell
Director and Chairman of the Board of Directors	Chief Executive Officer, President and Director	Director and Vice Chairman of the Board of Directors
Wesley E. Cantrell	Michael R. Buchanan	Donald S. Moss
Director and Chairman of Governance Committee	Director and Chairman of Capital Committee	Director and Chairman of Compensation Committee
Jeffery L. Swope		William H. Keogler, Jr.
Director		Director

Transfer Agent	Corporate Counsel

Boston Financial Data Services	King & Spalding
2000 Crown Colony Drive	1180 Peachtree Street, NE
Quincy, Massachusetts 02169	Atlanta, GA 30309
Phone: 888.772.2337	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2010

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission (“SEC”) filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization. Class B-1 common stock converted automatically into Class A common stock on August 9, 2010; Class B-2 common stock converted subsequent to quarter end into Class A common stock on November 7, 2010; and Class B-3 common stock will convert to Class A common stock on January 30, 2011.

Financial Results (1)

-

Funds from operations (FFO) for the quarter ended September 30, 2010 was $77.9M, or $0.45 per share (diluted), compared to $32.8M, or $0.21 per share (diluted), for the same quarter in 2009. FFO for the nine months ended September 30, 2010 was $203.7M, or $1.20 per share (diluted), compared to $169.8M, or $1.07 per share (diluted), for the same period in 2009. The increase in FFO from 2009 to 2010 was primarily due to the recognition of a $53,000 impairment charge associated with one joint venture interest in 2010 as compared to the recognition of $37.6M in impairment charges on three wholly-owned properties and one joint venture interest in the third quarter of 2009. Additionally, lower property operating expenses in 2010 driven primarily by lower property taxes contributed to the year-over-year increase.

-

Core funds from operations (Core FFO) for the quarter ended September 30, 2010 was $77.9M, or $0.45 per share (diluted), compared to $70.5M, or $0.45 per share (diluted), for the same quarter in 2009. Core FFO for the nine months ended September 30, 2010 was $213.3M, or $1.25 per share (diluted), compared to $207.4M, or $1.31 per share (diluted), for the same period in 2009. The increase in Core FFO for the three months and the nine months ended September 30, 2010 as compared to the same periods in 2009 was primarily due to lower property taxes, partially offset by lower tenant reimbursements. The decrease in Core FFO per share for the nine months ended September 30, 2010 as compared to the same period in 2009 was primarily due to the dilutive effect of the 13.8 million shares of Class A common stock issued when the Company listed on the NYSE in February 2010.

-

Adjusted funds from operations (AFFO) for the quarter ended September 30, 2010 was $61.5M, or $0.36 per share (diluted), compared to $61.4M, or $0.39 per share (diluted), for the same quarter in 2009. AFFO for the nine months ended September 30, 2010 was $177.6M, or $1.04 per share (diluted), compared to $181.0M, or $1.14 per share (diluted), for the same period in 2009. AFFO for the quarter ended September 30, 2010 was similar to that of 2009; while capital expenditures were higher in 2010 as a result of new leasing activity, property operating expenses were lower as described above. The decrease in AFFO for the nine months ended September 30, 2010 as compared to that of 2009 was primarily due to increased capital expenditures and greater straight line rent adjustments in 2010, partially offset by lower property operating expenses. The AFFO per share results are also lower due to the dilutive effect of the 13.8 million shares of Class A common stock issued when the Company listed on the NYSE in February 2010.

-

During the quarter ended September 30, 2010, the Company paid to stockholders a quarterly dividend in the amount of $0.315 per share for all classes of common stock. The Company’s dividend payout percentage for the nine months ended September 30, 2010 was 76.2% of Core FFO and 91.5% of AFFO.

Operations

-

On a square footage basis, our portfolio was 89.0% leased as of September 30, 2010 as compared to 89.8% and 90.1% at June 30, 2010 and December 31, 2009, respectively. The decrease in the office portfolio leased percentage during the quarter is primarily related to the acquisition of a vacant 142,000 square foot building in the Atlanta market at the end of the quarter. Excluding the newly acquired building from consideration, the portfolio would have been 89.7% leased as of September 30, 2010, with leased square footage decreasing approximately 6,000 square feet from the previous quarter end. The decrease in leased percentage since the prior year end is primarily due to 99,000 square feet being vacated in January 2010 by Kirkland & Ellis in Chicago and the newly acquired vacant building in the Atlanta market.

-	The weighted average remaining lease term of our portfolio was 5.6 years(2) as of September 30, 2010 as compared to 5.9 years at December 31, 2009.

-

As noted in our December 31, 2009 Quarterly Supplemental Information, 6.8% of our Annualized Lease Revenue was set to expire in 2010 and a majority of this expiration was to take place in the fourth quarter. During the three months ended September 30, 2010, the Company completed 587,000 square feet of office leasing at our 74 consolidated office properties. We executed renewal leases for 389,000 square feet and new tenant leases for 198,000 square feet, bringing the year-to-date total office leasing activity to 1,325,000 square feet, with an average committed capital cost of $3.50 per square foot per year of lease term. From an industrial leasing perspective, we did not execute any new leases during the quarter, maintaining the same year-to-date total industrial leasing activity of 487,000 square feet with an average committed capital cost of $0.21 per square foot per year of lease term.

(1)

FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 29-30 for definitions of non-GAAP financial measures. See pages 12 and 34 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)	Remaining lease term (after taking into account leases which had been executed but not commenced as of September 30, 2010) is weighted based on Annualized Lease Revenue, as defined on page 29.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2010

-

During the three months ended September 30, 2010, we retained tenants for 74% of the square footage associated with expiring leases. During the nine months ended September 30, 2010, we retained tenants for 76% of the square footage associated with expiring leases. These results compare to a 78% retention rate for the year ended December 31, 2009.

-	During the three months ended September 30, 2010, we executed six office leases greater than 20,000 square feet. Please see information on those leases listed below.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Intuit	5601 Headquarters Drive	Plano, TX	166,238	2026	Renewal
International Business Machines	Deschutes	Beaverton, OR	73,405	2012	Renewal
Starcom MediaVest	150 West Jefferson	Detroit, MI	62,273	2020	Renewal / Contraction
Futurewei Technologies	400 Bridgewater Crossing	Bridgewater, NJ	38,318	2017	New
United States of America (IRS)	5000 Corporate Court	Holtsville, NY	37,601	2021	New
Austin Building & Design	EastPoint II	Mayfield Heights, OH	21,869	2020	Renewal

Leasing Update

-

A total of seven leases are scheduled to expire during the fourth quarter of 2010 or during the years 2011 and 2012 that contribute greater than 1% of Annualized Lease Revenue. Information regarding the leasing status of the spaces associated with those leases is as follows:

Tenant Name	Property	Property Location	Square Footage	Percentage of Annualized Lease Revenue (%)	Expiration (1)	Leasing Status
Citicorp	111 Sylvan Avenue	Englewood Cliffs, NJ	409,604	1.2%	Q4 2010	Discussions with the current tenant have ceased because the property is under contract to be sold in December 2010.

United States of America (Comptroller of the Currency)	One Independence Square	Washington, D.C.	322,984	3.1%	Q2 2011	The Company is in discussions with the current tenant for a lease renewal of the entire space.

Zurich American Insurance Company	Windy Point II	Schaumburg, IL	300,034	1.9%	Q3 2011	Space has been substantially sublet by the tenant. The Company is in discussions with sublessees for direct leases and actively marketing the space for lease.

Kirkland & Ellis	Aon Center	Chicago, IL	331,887	1.8%	Q4 2011	Kirkland & Ellis is vacating; 260,641 SF of the space associated with their lease has been relet to KPMG beginning in August 2012.

Sanofi-aventis US	200 Bridgewater Crossing	Bridgewater, NJ	297,379	2.0%	Q1 2012	Discussions with the current tenant have not yet commenced.

United States of America (NASA)	Two Independence Square	Washington, D.C.	551,907	4.5%	Q3 2012	The Company is in discussions with the current tenant for a lease renewal of the entire space.

United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.7%	Q3 2012	Discussions with the current tenant have not yet commenced.

(1)	The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2010

Financing and Capital Activity

-	As of September 30, 2010, our ratio of debt to total market capitalization was 30.0%; our ratio of debt to gross real estate assets was 30.7%; and our ratio of debt to total gross assets was 26.6%.

-

On May 5, 2010, Piedmont entered into a binding contract to sell the 111 Sylvan Avenue property in Englewood Cliffs, NJ. The purchaser has completed its due diligence study of the asset and its deposit of 10% of the agreed upon purchase price of $55 million is non-refundable. The transaction is scheduled to close in December 2010, which will allow Piedmont to recognize the cash flow of the existing lease with Citicorp through its current expiration in November 2010. Piedmont has reclassified 111 Sylvan Avenue from real estate assets held-for-use to real estate assets held-for-sale as of May 5, 2010. During the second quarter of 2010, Piedmont recorded a $9.6 million impairment charge as a result of adjusting the asset to estimated fair value. The results from operations for the asset are now presented in discontinued operations.

-

During the third quarter of 2010, Piedmont purchased Suwanee Gateway One, a 142,000 square foot building located in the Interstate 85 North corridor of the northeastern Atlanta, GA market. The building was built in 2008 and is not currently leased. Piedmont purchased the building from the former lender for approximately $55 per square foot. The building is well located adjacent to one of Atlanta's major interstate highways. Given the location, management's knowledge of the market, the new construction, and the low cost basis, Piedmont believes the transaction provides a good value-add opportunity in an opportunistic market.

-

During the third quarter of 2010, Piedmont entered into a binding agreement to purchase Meridian Crossings, two buildings totaling 384,000 square feet in suburban Minneapolis, MN. The buildings are well located at the intersection of Interstates 35W and 494 and were constructed in 1997 and 1998. The tenant of approximately 88% of the total square footage in both buildings is U.S. Bancorp, a tenant with which Piedmont has significant existing business relationships. U.S. Bancorp's lease extends through 2023. Piedmont completed the purchase of Meridian Crossings subsequent to quarter end; therefore, statistical information presented herein as of September 30, 2010 does not include the Meridian Crossings buildings.

-

On September 24, 2010, Piedmont, along with its joint venture partners, entered into a binding agreement to sell 14400 Hertz Quail Springs Parkway, a 57,000 square foot building in Oklahoma City, OK. The building is leased through 2015 to business communications firm Avaya. Approximately 10% of the agreed upon purchase price of $5.3 million was non-refundable as of the end of the third quarter of 2010. The sale of the property was completed subsequent to quarter end. Piedmont’s ownership in the property was approximately 4%.

-	On August 9, 2010, all of Piedmont's 39.7 million shares of Class B-1 common stock converted to Class A common stock.

Subsequent Events

-	On October 1, 2010, Piedmont completed the purchase of Meridian Crossings in suburban Minneapolis, MN.

-	On October 15, 2010, Piedmont completed the sale of one joint venture property, 14400 Hertz Quail Springs Parkway in Oklahoma City, OK.

-	On November 7, 2010, all of Piedmont's 39.7 million shares of Class B-2 common stock converted to Class A common stock.

-

On November 9, 2010, the board of directors of Piedmont declared dividends for the fourth quarter of 2010 in the amount of $0.315 per share on all classes of outstanding common shares of Piedmont to stockholders of record as of the close of business on December 1, 2010. The dividends are payable on December 15, 2010.

Guidance for 2010

-	The Company is adjusting its financial guidance for full-year 2010 to the upper end of its previously announced range based upon management’s expectations as follows:

	Low		High
Core Funds from Operations (excludes impairment charges)	$275	-	282 million
Core Funds from Operations per diluted share (excludes impairment charges)	$1.61	-	1.65

Our $9.6 million impairment charge on the 111 Sylvan Avenue property does not have an impact on our reported Core FFO, but it does impact FFO as originally estimated by roughly $0.055 per share. The opportunity to sell 111 Sylvan Avenue was not contemplated in our original FFO guidance. Note that individual quarters may fluctuate on both a cash and an accrual basis due to timing of repairs and maintenance, capital expenditures and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands except for per share data)

This section includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), Same Store NOI, and NOI from Unconsolidated Joint Ventures. Definitions of these non-GAAP measures are provided on pages 29-30 and reconciliations are provided on pages 32-35.

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Selected Operating Data
Percent leased (1)	89.0%	89.8%	89.6%	90.1%	90.1%
Rental income	$110,776	$110,623	$110,512	$110,405	$111,280
Total revenues	$145,502	$145,181	$146,844	$149,423	$148,944
Total operating expenses (2)	$90,447	$100,037	$99,059	$106,373	$138,705
Real estate operating income (2)	$55,055	$45,144	$47,785	$43,050	$10,239
Impairment losses on real estate assets (3)	$53	$9,587	$0	$0	$37,633
Core EBITDA (4)	$95,612	$85,435	$88,592	$89,261	$90,265
Core FFO	$77,919	$66,199	$69,198	$69,484	$70,471
Core FFO per share - diluted	$0.45	$0.38	$0.42	$0.44	$0.45
AFFO (4)	$61,468	$55,812	$60,290	$47,433	$61,364
AFFO per share - diluted	$0.36	$0.32	$0.36	$0.30	$0.39
Gross dividends	$54,388	$54,388	$53,777	$49,733	$49,565
Dividends per share	$0.315	$0.315	$0.315	$0.315	$0.315
Selected Balance Sheet Data
Total real estate assets	$3,689,428	$3,704,757	$3,737,478	$3,763,527	$3,785,458
Total gross real estate assets	$4,573,622	$4,560,176	$4,571,836	$4,575,638	$4,601,834
Total assets	$4,389,585	$4,405,501	$4,428,410	$4,395,345	$4,431,851
Net debt (5)	$1,334,986	$1,321,459	$1,325,531	$1,506,521	$1,515,186
Total liabilities	$1,591,653	$1,594,278	$1,584,781	$1,713,299	$1,743,415
Ratios
Core EBITDA margin (6)	65.0%	58.2%	59.7%	59.1%	60.0%

Fixed charge coverage ratio (7)	5.5 x	4.5 x	4.6 x	4.6 x	4.6 x
Net debt to core EBITDA (8)	3.5 x	3.9 x	3.7 x	4.2 x	4.2 x

(1)

Percent leased represents 74 office properties and excludes industrial and unconsolidated joint venture properties. Percent leased decreased in the first quarter of 2010 as compared to the prior period primarily due to Kirkland & Ellis vacating 99,000 square feet at Aon Center in Chicago, IL. Percent leased decreased in the third quarter of 2010 as compared to the prior period primarily due to the acquisition of Suwanee Gateway One, a newly-built, vacant building consisting of 142,000 square feet; if we excluded this building from consideration for consistent comparison to prior periods, our percent leased would have been 89.7%.

(2)

Total operating expenses and real estate operating income in the third quarter of 2009 include $35.1 million in impairment charges recognized on three wholly-owned assets and in the second quarter of 2010 include a $9.6 million impairment charge on one wholly-owned asset.

(3)	Impairment losses include losses for both wholly-owned and unconsolidated joint venture assets.
(4)	Core EBITDA and AFFO have been adjusted to exclude impairments on real estate assets as shown on pages 32 and 34.
(5)	Net debt is calculated as total debt minus cash and cash equivalents.
(6)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(7)

Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the three months ended September 30, 2010.

(8)	Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Assets:
Real estate, at cost:
Land assets	$642,072	$641,073	$641,073	$641,073	$641,073
Buildings and improvements	3,630,011	3,612,914	3,609,608	3,600,406	3,591,403
Buildings and improvements, accumulated depreciation	(727,307)	(702,867)	(677,499)	(653,839)	(631,120)
Intangible lease asset	222,952	224,532	235,022	243,312	280,087
Intangible lease asset, accumulated amortization	(145,139)	(140,804)	(145,242)	(147,043)	(174,417)
Construction in progress	11,839	14,909	12,345	17,059	15,483
Real estate assets held for sale, gross	66,748	66,748	73,788	73,788	73,788
Real estate assets held for sale, accumulated depreciation and amortization	(11,748)	(11,748)	(11,617)	(11,229)	(10,839)

Total real estate assets	3,689,428	3,704,757	3,737,478	3,763,527	3,785,458

Investment in unconsolidated joint ventures	42,591	43,005	43,482	43,940	44,350
Cash and cash equivalents	67,539	81,066	76,994	10,004	17,339
Tenant receivables, net of allowance for doubtful accounts	29,269	30,986	33,152	33,071	38,818
Straight line rent receivable	100,686	96,750	94,906	95,016	92,406
Notes receivable	60,671	60,101	59,407	58,739	58,523
Due from unconsolidated joint ventures	1,085	1,124	1,202	1,083	1,072
Prepaid expenses and other assets	36,802	24,866	18,600	21,456	22,220
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	5,878	6,467	6,509	7,205	7,901
Deferred lease costs, less accumulated amortization	175,474	176,120	176,290	180,832	183,214
Other assets held for sale	65	162	293	375	453

Total assets	$4,389,585	$4,405,501	$4,428,410	$4,395,345	$4,431,851

Liabilities:
Line of credit and notes payable	$1,402,525	$1,402,525	$1,402,525	$1,516,525	$1,532,525
Accounts payable, accrued expenses, and accrued capital expenditures	99,872	99,819	83,172	97,747	111,345
Deferred income	33,882	33,916	39,079	34,506	29,788
Intangible lease liabilities, less accumulated amortization	51,807	54,730	57,689	60,655	64,082
Interest rate swap	1,028	742	2,316	3,866	5,675
Other liabilities held for sale	2,539	2,546	—	—	—

Total liabilities	1,591,653	1,594,278	1,584,781	1,713,299	1,743,415

Redeemable common stock (1)	—	—	—	75,164	61,716

Stockholders’ equity (2) :
Class A common stock	932	536	534	397	395
Class B-1 common stock	—	397	397	397	395
Class B-2 common stock	397	397	397	397	396
Class B-3 common stock	397	397	397	398	396
Additional paid in capital	3,660,551	3,659,910	3,659,257	3,477,168	3,461,698
Cumulative distributions in excess of earnings	(869,434)	(855,631)	(820,878)	(798,561)	(774,774)
Redeemable common stock (1)	—	—	—	(75,164)	(61,716)
Other comprehensive loss	(1,028)	(742)	(2,316)	(3,866)	(5,675)

Piedmont stockholders’ equity	2,791,815	2,805,264	2,837,788	2,601,166	2,621,115
Non-controlling interest	6,117	5,959	5,841	5,716	5,605

Total stockholders’ equity	2,797,932	2,811,223	2,843,629	2,606,882	2,626,720

Total liabilities, redeemable common stock and stockholders’ equity	$4,389,585	$4,405,501	$4,428,410	$4,395,345	$4,431,851

All classes of common stock outstanding at end of period (2)	172,658	172,658	172,517	158,917	158,215

(1)	During the three months ended March 31, 2010, the board of directors terminated the share redemption plan. We are no longer required by GAAP to reclassify any of our common stock outstanding as redeemable common stock.
(2)	On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands)

	Three Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Revenues:
Rental income	$110,776	$110,623	$110,512	$110,405	$111,280
Tenant reimbursements	29,690	33,374	35,083	36,108	36,922
Property management fee revenue	806	705	753	928	742
Other rental income	4,230	479	496	1,982	—

Total revenues	145,502	145,181	146,844	149,423	148,944

Operating expenses:
Property operating costs	46,612	55,497	55,361	57,281	57,592
Depreciation	26,011	25,584	25,691	26,701	26,403
Amortization	11,018	11,004	11,387	16,172	13,991
Impairment loss on real estate assets	—	—	—	—	35,063
General and administrative	6,806	7,952	6,620	6,219	5,656

Total operating expenses	90,447	100,037	99,059	106,373	138,705

Real estate operating income	55,055	45,144	47,785	43,050	10,239

Other income (expense):
Interest expense	(17,359)	(18,933)	(19,091)	(19,488)	(19,518)
Interest and other income	993	1,036	969	652	1,989
Equity in income of unconsolidated joint ventures	619	647	737	672	(1,985)

Total other income (expense)	(15,747)	(17,250)	(17,385)	(18,164)	(19,514)

Income from continuing operations	39,308	27,894	30,400	24,886	(9,275)

Operating income, excluding impairment loss	1,434	1,454	1,185	1,179	1,136
Impairment loss	—	(9,587)	—	—	—

Discontinued operations (1)	1,434	(8,133)	1,185	1,179	1,136

Net income	40,742	19,761	31,585	26,065	(8,139)

Less: Net income attributable to noncontrolling interest	(158)	(125)	(125)	(119)	(121)

Net income attributable to Piedmont	$40,584	$19,636	$31,460	$25,946	$(8,260)

Weighted average common shares outstanding - diluted	172,885	172,718	165,200	158,393	157,603

Net income per share available to common stockholders - diluted	$0.23	$0.11	$0.19	$0.16	$(0.05)

(1)	Reflects operating results for 111 Sylvan Avenue, which is now under a binding sale contract.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income `

Unaudited (in thousands)

	Three Months Ended				Nine Months Ended
	9/30/2010	9/30/2009	Change	Change	9/30/2010	9/30/2009	Change	Change
Revenues:
Rental income	$110,776	$111,280	$(504)	-0.5%	$331,910	$333,032	$(1,122)	-0.3%
Tenant reimbursements	29,690	36,922	(7,232)	-19.6%	98,147	113,085	(14,938)	-13.2%
Property management fee revenue	806	742	64	8.6%	2,265	2,183	82	3.8%
Other rental income	4,230	—	4,230	0.0%	5,205	782	4,423	565.6%

Total revenues	145,502	148,944	(3,442)	-2.3%	437,527	449,082	(11,555)	-2.6%

Operating expenses:
Property operating costs	46,612	57,592	10,980	19.1%	157,470	173,308	15,838	9.1%
Depreciation	26,011	26,403	392	1.5%	77,285	77,815	530	0.7%
Amortization	11,018	13,991	2,973	21.2%	33,409	41,127	7,718	18.8%
Impairment loss on real estate assets	—	35,063	35,063	100.0%	—	35,063	35,063	100.0%
General and administrative	6,806	5,656	(1,150)	-20.3%	21,378	21,097	(281)	-1.3%

Total operating expenses	90,447	138,705	48,258	34.8%	289,542	348,410	58,868	16.9%

Real estate operating income	55,055	10,239	44,816	437.7%	147,985	100,672	47,313	47.0%

Other income (expense):
Interest expense	(17,359)	(19,518)	2,159	11.1%	(55,383)	(58,255)	2,872	4.9%
Interest and other income	993	1,989	(996)	-50.1%	2,998	3,798	(800)	-21.1%
Equity in income of unconsolidated joint ventures	619	(1,985)	2,604	131.2%	2,003	(568)	2,571	452.6%

Total other income (expense)	(15,747)	(19,514)	3,767	19.3%	(50,382)	(55,025)	4,643	8.4%

Income from continuing operations	39,308	(9,275)	48,583	523.8%	97,603	45,647	51,956	113.8%

Operating income, excluding impairment loss	1,434	1,136	298	26.2%	4,072	3,466	606	17.5%
Impairment loss	—	—	—	0.0%	(9,587)	—	(9,587)	0.0%

Discontinued operations (1)	1,434	1,136	298	26.2%	(5,515)	3,466	(8,981)	-259.1%

Net income	40,742	(8,139)	48,881	600.6%	92,088	49,113	42,975	87.5%

Less: Net income attributable to noncontrolling interest	(158)	(121)	(37)	-30.6%	(409)	(359)	(50)	-13.9%

Net income attributable to Piedmont	$40,584	$(8,260)	$48,844	591.3%	$91,679	$48,754	$42,925	88.0%

Weighted average common shares outstanding - diluted	172,885	157,603			170,257	158,624

Net income per share available to common stockholders - diluted	$0.23	$(0.05)			$0.54	$0.31

(1)	Reflects operating results for 111 Sylvan Avenue, which is now under a binding sale contract.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Net income attributable to Piedmont	$40,584	$(8,260)	$91,679	$48,754

Depreciation (1) (2)	26,163	27,004	78,285	79,614
Amortization (1)	11,119	14,094	33,711	41,434

Funds from operations	77,866	32,838	203,675	169,802

Impairment loss on real estate assets (1)	53	37,633	9,641	37,633

Core funds from operations	77,919	70,471	213,316	207,435

Depreciation of non real estate assets	176	155	533	461
Stock-based and other non-cash compensation expense	1,095	671	2,458	2,506
Deferred financing cost amortization	607	696	2,000	2,090
Add/(deduct) straight-line effects of lease revenue (1)	(2,921)	(847)	(2,632)	622
Amortization of lease-related intangibles (1)	(1,510)	(1,283)	(4,461)	(3,736)
Income from amortization of discount on purchase of mezzanine loans	(569)	(648)	(1,932)	(1,944)
Non-incremental capital expenditures (3)	(13,329)	(7,851)	(31,712)	(26,478)

Adjusted funds from operations	$61,468	$61,364	$177,570	$180,956

Weighted average common shares outstanding - diluted	172,885	157,603	170,257	158,624

Funds from operations per share (diluted)	$0.45	$0.21	$1.20	$1.07
Core funds from operations per share (diluted)	$0.45	$0.45	$1.25	$1.31
Adjusted funds from operations per share (diluted)	$0.36	$0.39	$1.04	$1.14

(1)	Includes adjustments for wholly-owned properties and for our proportionate ownership in unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 30.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Net income attributable to Piedmont	$40,584	$(8,260)	$91,679	$48,754

Net income attributable to noncontrolling interest	158	121	409	359
Interest expense	17,359	19,518	55,383	58,255
Depreciation (1)	26,339	27,159	78,818	80,075
Amortization (1)	11,119	14,094	33,711	41,434
Impairment loss on real estate assets (1)	53	37,633	9,641	37,633

Core EBITDA	95,612	90,265	269,641	266,510

General & administrative expenses (1)	7,001	5,757	21,690	21,262
Management fee revenue	(806)	(742)	(2,265)	(2,183)
Interest and other income	(993)	(1,989)	(2,998)	(3,798)
Lease termination income	(4,230)	—	(5,205)	(782)
Lease termination expense - straight line rent & acquisition intangibles write-offs	131	627	876	801
Straight line rent adjustment (1)	(3,053)	(1,508)	(3,508)	(190)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,510)	(1,249)	(4,461)	(3,727)

Core net operating income	92,152	91,161	273,770	277,893
Acquisitions	2	—	2	—
Industrial properties	(91)	(638)	(456)	(1,920)
Unconsolidated joint ventures	(1,217)	(1,171)	(3,670)	(3,637)

Same Store NOI	$90,846	$89,352	$269,646	$272,336

Change period over period	1.7%	N/A	-1.0%	N/A

Same Store Net Operating Income
Top Seven Markets
	Three Months Ended				Nine Months Ended
	9/30/2010		9/30/2009		9/30/2010		9/30/2009
	$	%	$	%	$	%	$	%
Chicago (2)	$23,095	25.4	$19,767	22.1	$58,442	21.7	$60,367	22.2
Washington, D.C.	18,628	20.5	18,550	20.8	55,944	20.7	55,234	20.3
New York (3)	15,006	16.5	15,359	17.2	43,614	16.2	46,591	17.1
Minneapolis	5,384	5.9	5,415	6.1	16,058	6.0	15,590	5.7
Los Angeles (4)	3,619	4.0	5,414	6.1	13,708	5.1	16,855	6.2
Dallas	4,167	4.6	4,070	4.5	11,974	4.4	12,045	4.4
Boston	3,911	4.3	3,802	4.2	11,570	4.3	11,424	4.2
Other (5)	17,036	18.8	16,975	19.0	58,336	21.6	54,230	19.9

Total	$90,846	100.0	$89,352	100.0	$269,646	100.0	$272,336	100.0

(1)	Includes amounts attributable to our unconsolidated joint venture assets.
(2)

The increase in Chicago Same Store Net Operating Income for the three months ended September 30, 2010 as compared to the same period in 2009 is primarily due to accrual adjustments for property taxes. Assessed values for several buildings resulting from triennial reassessments and subsequent appeals were less than budgeted. The decrease in Chicago Same Store Net Operating Income for the nine months ended September 30, 2010 as compared to the same period in 2009 is primarily related to a rental abatement concession associated with a lease renewal at Windy Point I in Schaumburg, IL, as well as the previously announced 99,000 square foot partial lease expiration with Kirkland & Ellis at Aon Center in Chicago, IL, offset by the lower property tax assessments described above.

(3)

The decrease in New York Same Store Net Operating Income for the nine months ended September 30, 2010 as compared to the same period in 2009 is primarily related to a rental abatement in 2010 associated with the lease restructure/extension with the State of New York as well as utility credits to tenants for prior year charges at 60 Broad Street in New York, NY.

(4)

The decrease in Los Angeles Same Store Net Operating Income for the three months ended September 30, 2010 as compared to the same period in 2009 is primarily due to a rental abatement in 2010 associated with the commencement of the renewal period for the Nestle lease at 800 North Brand Boulevard in Glendale, CA. The decrease in Los Angeles Same Store Net Operating Income for the nine months ended September 30, 2010 as compared to the same period in 2009 is primarily related to the rental abatement mentioned in the preceding sentence. Additional items contributing to the decrease in Los Angeles Same Store Net Operating Income for the nine months ended September 30, 2010 are a lease default during 2009 by a bank that leased 25,000 square feet and the recognition of holdover rent in 2009 for a lease that terminated in 2008 both at our 1901 Main Street building in Irvine, CA.

(5)

The increase in Other Same Store Net Operating Income for the three months ended September 30, 2010 and the nine months ended September 30, 2010 is due to a number of factors, the largest of which is the phased lease commencement for First Data Corporation for 184,000 square feet at Glenridge Highlands Two in Atlanta, GA during 2009.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Net income attributable to Piedmont	$40,584	$(8,260)	$91,679	$48,754

Net income attributable to noncontrolling interest	158	121	409	359
Interest expense	17,359	19,518	55,383	58,255
Depreciation (1)	26,339	27,159	78,818	80,075
Amortization (1)	11,119	14,094	33,711	41,434
Impairment loss on real estate assets (1)	53	37,633	9,641	37,633

Core EBITDA	95,612	90,265	269,641	266,510

General & administrative expenses (1)	7,001	5,757	21,690	21,262
Management fee revenue	(806)	(742)	(2,265)	(2,183)
Interest and other income	(993)	(1,989)	(2,998)	(3,798)
Lease termination income	(4,230)	—	(5,205)	(782)
Lease termination expense - straight line rent & acquisition intangibles write-offs	131	627	876	801

Core net operating income	96,715	93,918	281,739	281,810
Acquisitions	2	—	2	—
Industrial properties	(111)	(637)	(496)	(1,917)
Unconsolidated joint ventures	(1,142)	(1,112)	(3,517)	(3,496)

Same Store NOI	$95,464	$92,169	$277,728	$276,397

Change period over period	3.6%	N/A	0.5%	N/A

Same Store Net Operating Income
Top Seven Markets
	Three Months Ended				Nine Months Ended
	9/30/2010		9/30/2009		9/30/2010		9/30/2009
	$	%	$	%	$	%	$	%
Chicago (2)	$24,881	26.1	$21,027	22.8	$63,822	23.0	$64,253	23.2
Washington, D.C.	18,737	19.6	19,101	20.7	56,303	20.3	56,859	20.6
New York	15,290	16.0	15,116	16.4	45,736	16.5	46,051	16.7
Minneapolis	5,186	5.4	5,322	5.8	15,536	5.6	15,329	5.5
Los Angeles (3)	4,741	5.0	5,386	5.8	14,918	5.4	16,866	6.1
Dallas	3,920	4.1	4,006	4.4	11,451	4.1	11,949	4.3
Boston	3,578	3.8	3,461	3.8	10,710	3.8	10,419	3.8
Other (4)	19,131	20.0	18,750	20.3	59,252	21.3	54,671	19.8

Total	$95,464	100.0	$92,169	100.0	$277,728	100.0	$276,397	100.0

(1)	Includes amounts attributable to our unconsolidated joint venture assets.
(2)

The increase in Chicago Same Store Net Operating Income for the three months ended September 30, 2010 as compared to the same period in 2009 is primarily related to accrual adjustments for property taxes. Assessed values for several buildings resulting from the triennial reassessment were less than budgeted. The decrease in Chicago Same Store Net Operating Income for the nine months ended September 30, 2010 as compared to the same period in 2009 is primarily related to the previously announced 99,000 square foot partial lease expiration with Kirkland & Ellis at Aon Center in Chicago, IL, as well as lower rental income, including the effects of a rent abatement concession, associated with a lease renewal at Windy Point I in Schaumburg, IL, offset by the lower property tax assessments described above.

(3)

The decrease in Los Angeles Same Store Net Operating Income for the nine months ended September 30, 2010 as compared to the same period in 2009 is due to a number of factors, including holdover rent recognized in 2009 for a lease that terminated in 2008 and a lease default during 2009 by a bank that leased 25,000 square feet both at our 1901 Main Street building in Irvine, CA.

(4)

The increase in Other Same Store Net Operating Income for the three months ended September 30, 2010 and the nine months ended September 30, 2010 is due to a number of factors, the largest of which is the lease commencement for 94,000 square feet of the 184,000 square foot First Data Corporation lease in July 2009 at Glenridge Highlands Two in Atlanta, GA. The lease commencement for the other 90,000 square feet associated with the First Data Corporation lease occurred in first quarter 2009.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of September 30, 2010	As of December 31, 2009
Common stock price (1)	$18.91	$	N/A

Total shares outstanding (2)	172,658		158,917

Class A common stock	93,254		39,729
Class B-1 common stock	—		39,729
Class B-2 common stock	39,702		39,729
Class B-3 common stock	39,702		39,729

Equity market capitalization (3)	$3,264,972	$	N/A

Total consolidated debt	$1,402,525		$1,516,525

Total market capitalization (1)	$4,667,497	$	N/A

Total debt / Total market capitalization	30.0%		N/A

Total gross real estate assets	$4,573,622		$4,575,638

Total debt / Total gross real estate assets (4)	30.7%		33.1%

Total debt / Total gross assets (5)	26.6%		29.1%

(1)

Reflects closing common stock price as of the end of the reporting period. The company was not listed on a public exchange as of December 31, 2009. Our Class A common stock initially listed on the New York Stock Exchange on February 10, 2010.

(2)

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization.

(3)

Market value of common shares is defined as the total number of shares of all classes of our common stock outstanding multiplied by the closing price of our Class A common stock at the end of the reporting period, as further qualified in footnote (1) above.

(4)

Total debt to total gross real estate assets ratio for the current period is defined as total debt divided by gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(5)

Total debt to total gross assets ratio for the current period is defined as total debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Amount		Weighted Average Interest Rate		Weighted Average Maturity
Floating Rate	$0	(2)	0.0	%(3)	23.0 months
Fixed Rate (4)	1,402,525		4.7%		44.3 months

Total	$1,402,525		4.7%		44.3 months

Unsecured & Secured Debt

Debt (1)	Amount		Weighted Average Interest Rate		Weighted Average Maturity
Unsecured	$250,000		2.4	%(4)	8.9 months
Secured	1,152,525		5.2%		51.9 months

Total	$1,402,525		4.7%		44.3 months

Debt Maturities

Maturity Year	Secured Debt (1)		Unsecured Debt (1)		Weighted Average Interest Rate	Percentage of Total
2010	$0		$0		N/A	N/A
2011	0		250,000		2.4%	17.8%
2012	45,000		0	(2)	5.2%	3.2%
2013	0		0		N/A	N/A
2014	695,000		0		4.9%	49.6%
2015	105,000		0		5.3%	7.5%
2016	167,525		0		5.6%	11.9%
2017	140,000		0		5.8%	10.0%

TOTAL	$1,152,525		$250,000		4.7%	100.0%

(1)	All of Piedmont’s outstanding debt as of September 30, 2010 is interest-only debt.
(2)

Amount represents the outstanding balance as of September 30, 2010 on the $500 million unsecured line of credit, which matures August 2011. Management intends to exercise the one-year extension option to extend the maturity date to August 2012. The payment of a 15 bp fee will be required to extend the term of this facility.

(3)

The interest rate on the currently unused $500 million unsecured line of credit is equal to the weighted average interest rate on all outstanding draws as of September 30, 2010. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread of 0.475% over the selected rate based on Piedmont’s current credit rating.

(4)

The $250 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.36% through June 28, 2011.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity		Principal Balance Outstanding as of September 30, 2010
Secured (Fixed)
$45.0 Million Fixed-Rate Loan	4250 North Fairfax	5.20%	6/1/2012		$45,000
35 West Wacker Building Mortgage Note	35 West Wacker Drive	5.10%	1/1/2014		120,000
Aon Center Chicago Mortgage Note	Aon Center	4.87%	5/1/2014		200,000
Aon Center Chicago Mortgage Note	Aon Center	5.70%	5/1/2014		25,000
Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%	6/7/2014		350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015		105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%	4/1/2016		125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016		42,525
WDC Mortgage Notes	1201 & 1225 Eye Street	5.76%	11/1/2017		140,000

Subtotal/Weighted Average (4)		5.16%			$1,152,525

Unsecured (Variable)
$250 Million Unsecured Term Loan (5)	N/A	LIBOR + 1.50%(5)	6/28/2011		$250,000
$500 Million Unsecured Facility (6)	N/A	0%(7)	8/30/2011	(8)	0

Subtotal/Weighted Average (4)		2.36%			$250,000

Total/ Weighted Average (4)		4.66%			$1,402,525

(1)	All of Piedmont’s outstanding debt as of September 30, 2010 is interest-only debt.
(2)	The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 111 Sylvan Avenue, 200 Bridgewater Crossing, and Fairway Center II.
(3)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(4)	Weighted average is based on the total balance outstanding and interest rate at September 30, 2010.
(5)	The $250 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.36% through June 28, 2011.
(6)	All of Piedmont’s outstanding debt as of September 30, 2010 is term debt with the exception of the $500 million unsecured line of credit, which had no outstanding draws at quarter end.
(7)	The interest rate on the currently unused $500 million unsecured line of credit is equal to the weighted-average interest rate on all outstanding draws as of September 30, 2010. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of September 30, 2010) over the selected rate based on Piedmont’s current credit rating.
(8)	Piedmont may extend the term for one additional year provided Piedmont is not then in default and upon the payment of a 15 basis point extension fee.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of September 30, 2010

Unaudited

Debt Covenant Compliance (1)	Required	Actual
Maximum Leverage Ratio	0.60	0.27
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.78
Maximum Secured Indebtedness Ratio	0.40	0.22
Minimum Unencumbered Leverage Ratio	1.60	8.89
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	12.62
Maximum Certain Permitted Investments Ratio (4)	0.35	0.02

(1)	Debt covenant compliance calculations relate to specific calculations detailed in our term loan and line of credit agreements.
(2)

Defined as EBITDA for the trailing four quarters (including the company’s share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company’s share of fixed charges, as more particularly described in the credit agreements.

(3)

Defined as net operating income for the trailing four quarters for unencumbered assets (including the company’s share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company’s share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)

Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios	Three months ended September 30, 2010	Nine months ended September 30, 2010	Year ended December 31, 2009
Net debt / Core EBITDA	3.5x	3.7x	4.2x
Fixed charge coverage ratio (5)	5.5x	4.9x	4.6x
Interest coverage ratio (6)	5.5x	4.9x	4.6x

(5)

Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the period ended September 30, 2010.

(6)	Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the period ended September 30, 2010.

Piedmont Office Realty Trust, Inc.

Tenant Diversification

As of September 30, 2010

(in thousands)

	Credit Rating (1)	Number of Properties	Lease Expiration(s) (2)	Annualized Lease Revenue (3)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AAA	10	(4)	$76,931	13.2	1,726	9.5
BP (5)	A	1	2013	31,851	5.5	776	4.3
Leo Burnett	BBB+	2	2019	27,358	4.7	695	3.8
US Bancorp	A+	1	2014	21,575	3.7	715	3.9
Winston & Strawn	No rating available (6)	1	2024	19,248	3.3	417	2.3
State of New York	AA	1	2019	18,550	3.2	481	2.6
Sanofi-aventis	AA-	2	2012	17,338	3.0	454	2.5
Independence Blue Cross	No rating available	1	2023	14,897	2.5	761	4.2
Nestle	AA	1	2015	14,220	2.4	418	2.3
Kirkland & Ellis	No rating available (6)	1	2011	11,655	2.0	366	2.0
Zurich American	AA-	1	2011	10,878	1.9	300	1.6
Shaw	BB+	1	2018	9,546	1.6	313	1.7
State Street Bank	AA-	1	2021	9,413	1.6	235	1.3
City of New York	AA	1	2020	9,147	1.6	313	1.7
Lockheed Martin	A-	3	2014	8,897	1.5	284	1.6
DDB Needham	BBB+	1	2018	8,721	1.5	244	1.3
Citigroup	A	2	2010	7,555	1.3	415	2.3
Gemini	A+	1	2013	7,532	1.3	205	1.1
Gallagher	No rating available	1	2018	6,995	1.2	307	1.7
Caterpillar Financial	A	1	2022	6,975	1.2	312	1.7
Other			Various	244,923	41.8	8,455	46.6

Total				$584,205	100.0	18,192	100.0

(1)	Credit rating may reflect credit rating of parent or guarantor.
(2)	Represents the expiration year of the majority of the square footage leased by the tenant.
(3)	Please refer to page 29 for the definition of Annualized Lease Revenue.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2011 to 2025.
(5)	Majority of space is subleased to Aon Corporation.
(6)

While no ratings are available for Winston & Strawn and Kirkland & Ellis, these tenants are ranked #33 and #5, respectively, in the 2010 AmLaw 100 ranking (based on 2009 financial data), a publication of The American Lawyer Magazine, which annually ranks the top-grossing, most profitable law firms.

Piedmont Office Realty Trust, Inc.

Tenant Credit Rating & Lease Distribution Information

As of September 30, 2010

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA	$83,352	14.3
AA	93,176	15.9
A	118,881	20.4
BBB	78,410	13.4
BB	26,215	4.5
B	15,377	2.6
Below	1,400	0.2
Not rated	167,394	28.7

Total	$584,205	100.0

Lease Distribution

As of September 30, 2010

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
2,500 or Less	157	33.5	$12,642	2.2	125	0.7
2,501 - 10,000	118	25.2	22,639	3.9	608	3.3
10,001 - 20,000	52	11.1	24,125	4.1	757	4.2
20,001 - 40,000	50	10.7	46,085	7.9	1,456	8.0
40,001 - 100,000	36	7.7	68,565	11.7	2,235	12.3
Greater than 100,000	55	11.8	410,149	70.2	13,011	71.5

Total	468	100.0	$584,205	100.0	18,192	100.0

(1)	Credit rating may reflect credit rating of parent or guarantor.

Piedmont Office Realty Trust, Inc.

Office Leasing Activity

(in thousands)

	Three Months Ended September 30, 2010				Nine Months Ended September 30, 2010
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)		Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of June 30, 2010	18,198	20,274	89.8%	As of December 31, 2009	18,221	20,229	90.1%

New Leases	784			New Leases	1,937
Expired Leases	(788)			Expired Leases	(1,965)
Other	(2)	13		Other	(1)	58

Subtotal	18,192	20,287	89.7%	Subtotal	18,192	20,287	89.7%

Acquisitions	—	142		Acquisitions	—	142

As of September 30, 2010 (2)	18,192	20,429	89.0%	As of September 30, 2010 (2)	18,192	20,429	89.0%

Rental Rate Roll Up / Roll Down (3) (4)

	Square Feet	% of Rentable Square Footage	% Change Cash Rents	% Change Accrual Rents
For the three months ended September 30, 2010:

New, renewal, and expansion leases executed for spaces vacant less than one year	479	2.3%	(23.9%)	(14.3%)

Leases executed for spaces excluded from analysis (5)	108

For the nine months ended September 30, 2010:

New, renewal, and expansion leases executed for spaces vacant less than one year	1,048	5.1%	(22.4%)	(17.4%)

Leases executed for spaces excluded from analysis (5)	276

(1)

Calculated as leased square footage on September 30, 2010 plus square footage associated with new leases signed for currently vacant spaces divided by total rentable square footage, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)

The population analyzed consists of office leases executed during the period (retail leases as well as leases associated with our industrial properties and our unconsolidated joint venture assets were excluded from this analysis). For spaces that had been vacant for less than one year, the rents last in effect for the previous lease were compared to the initial rents of the new lease. Spaces that had been vacant for greater than one year were excluded from this analysis.

(4)

For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(5)	Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the space had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of September 30, 2010

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)
Vacant	$0	0.0	2,234	10.9	$0	0.0
2010 (2)	18,342	3.1	708	3.5	494	0.1
2011	68,522	11.7	1,908	9.3	18,723	3.2
2012	85,347	14.6	2,235	10.9	36,763	6.3
2013	64,727	11.1	1,728	8.5	1,598	0.3
2014	51,670	8.8	1,664	8.1	3,601	0.6
2015	45,990	7.9	1,622	7.9	0	0.0
2016	31,465	5.4	1,119	5.5	1,265	0.2
2017	18,433	3.2	543	2.7	1,248	0.2
2018	44,807	7.7	1,506	7.4	8,604	1.5
2019	49,390	8.5	1,418	6.9	18,551	3.2
2020	29,762	5.1	1,085	5.3	11,773	2.0
2021	12,047	2.1	446	2.2	1,025	0.2
2022	8,631	1.5	344	1.7	0	0.0
2023	14,897	2.5	761	3.7	0	0.0
Thereafter	40,175	6.8	1,108	5.5	1,323	0.2

Total / Weighted Average	$584,205	100.0	20,429	100.0	$104,968	18.0

(1)	Annualized Lease Revenue for purposes of this schedule includes the revenue effects of leases executed but not commenced as of September 30, 2010.
(2)

The 2010 expiration data includes the expiration of the Citicorp lease at 111 Sylvan Avenue, an asset that is classified as held-for-sale. If that lease were not included, our 2010 Annualized Lease Revenue expiration exposure would be 2.0%.

Piedmont Office Realty Trust, Inc.

Annual Lease Expirations

As of September 30, 2010

(in thousands)

	12/31/2010		12/31/2011		12/31/2012		12/31/2013
	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)
Atlanta	53	$1,749	85	$2,068	34	$602	46	$1,068
Austin	0	0	0	0	0	0	0	0
Boston	1	32	0	0	7	332	0	29
Central & South Florida	1	17	124	2,758	4	105	55	1,381
Chicago	89	3,546	399	15,725	42	1,586	830	33,132
Cleveland	0	0	0	0	112	1,915	14	337
Dallas	15	317	120	2,948	86	2,221	9	230
Denver	0	0	0	0	0	0	0	0
Detroit	12	375	263	5,731	84	2,285	196	5,647
Houston	0	0	0	0	0	0	0	0
Los Angeles	26	1,198	94	3,526	191	3,927	69	2,469
Minneapolis	12	388	219	7,240	20	715	45	1,434
Nashville	0	0	0	0	0	0	0	0
New York (2)	412	6,865	4	305	585	19,886	232	8,574
Philadelphia	0	0	0	0	0	0	0	0
Phoenix	0	0	45	788	0	0	0	0
Portland	0	0	105	1,502	147	2,584	0	0
Seattle	87	2,246	38	1,522	0	0	0	0
Washington, D.C.	0	844	412	22,204	923	44,203	232	10,257

Total / Weighted Average (3)	708	$17,577	1,908	$66,317	2,235	$80,361	1,728	$64,558

(1)	Expiring lease revenue is calculated as expiring square footage multiplied by the rent per square foot of the tenant currently leasing the space.
(2)

The 2010 expiration data includes the expiration of the Citicorp lease at 111 Sylvan Avenue, an asset that is classified as held-for-sale. If that lease were not included, our 2010 expiration exposure would be 2,000 square feet and $100,000 in expiring lease revenue.

(3)

Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule as the Lease Expiration Schedule accounts for revenue effects of newly signed leases. Expirations in the Lease Expiration Schedule reflect rental rates of newly executed leases, effectively incorporating known roll ups and roll downs.

Piedmont Office Realty Trust, Inc.

Capital Expenditures by Type

For the quarter ended September 30, 2010

Unaudited ($ in thousands)

	For the Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Non-incremental (1)
Bldg / construction / dev	$2,293	$3,607	$2,638	$2,539	$458
Tenant improvements	6,088	2,333	4,039	11,359	3,313
Leasing costs	4,948	3,029	2,737	6,076	4,080

Total non-incremental	13,329	8,969	9,414	19,974	7,851

Incremental (1)
Bldg / construction / dev	417	439	250	1,559	741
Tenant improvements	0	0	0	19	0
Leasing costs	0	0	0	0	0

Total incremental	417	439	250	1,578	741

Total capital expenditures	$13,746	$9,408	$9,664	$21,552	$8,592

Tenant improvement commitments (2)
Tenant improvement commitments outstanding as of June 30, 2010	$112,416
New tenant improvement commitments related to leases executed during period	8,655
Tenant improvement commitments fulfilled or expired	(6,213)

Total as of September 30, 2010	$114,858

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties.

(1)	Definitions for non-incremental and incremental capital expenditures can be found on pages 29 and 30.
(2)

Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred. The three largest commitments total approximately $65.6 million, or 57% of total outstanding commitments.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

	For the Nine Months Ended September 30, 2010	For the Year Ended
		2009	2008	2007
Renewal Leases
Number of leases	26	34	34	39
Square feet	852,511	1,568,895	967,959	1,672,383
Tenant improvements per square foot (1)	$15.24	$12.01	$8.28	$13.19
Leasing commissions per square foot	$8.05	$5.51	$7.17	$7.18

Total per square foot	$23.29	$17.52	$15.45	$20.37

Tenant improvements per square foot per year of lease term	$1.82	$1.44	$1.39	$1.85
Leasing commissions per square foot per year of lease term	$0.96	$0.66	$1.20	$1.01

Total per square foot per year of lease term	$2.78	$2.10	$2.59	$2.86

New Leases
Number of leases	35	28	37	44
Square feet	472,240	700,295	747,919	508,605
Tenant improvements per square foot (1)	$27.75	$45.04	$30.59	$24.93
Leasing commissions per square foot	$9.72	$17.12	$15.95	$10.39

Total per square foot	$37.47	$62.16	$46.54	$35.32

Tenant improvements per square foot per year of lease term	$3.65	$4.05	$3.24	$3.29
Leasing commissions per square foot per year of lease term	$1.28	$1.54	$1.69	$1.37

Total per square foot per year of lease term	$4.93	$5.59	$4.93	$4.66

Total
Number of leases	61	62	71	83
Square feet	1,324,751	2,269,190	1,715,878	2,180,988
Tenant improvements per square foot (1)	$19.70	$22.21	$18.01	$15.93
Leasing commissions per square foot	$8.65	$9.09	$11.00	$7.93

Total per square foot	$28.35	$31.30	$29.01	$23.86

Tenant improvements per square foot per year of lease term	$2.43	$2.42	$2.41	$2.21
Leasing commissions per square foot per year of lease term	$1.07	$0.99	$1.47	$1.10

Total per square foot per year of lease term	$3.50	$3.41	$3.88	$3.31

NOTE: This information is presented for our consolidated office assets only.

(1)

For leases in which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of September 30, 2010

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)
Chicago	6	$155,136	26.6	4,889	23.9	4,321	88.4
Washington, D.C.	14	116,534	19.9	3,045	14.9	2,607	85.6
New York	9	98,067	16.8	3,330	16.3	3,158	94.8
Minneapolis	2	37,315	6.4	1,228	6.0	1,218	99.2
Los Angeles	5	30,687	5.3	1,140	5.6	942	82.6
Dallas	7	26,711	4.6	1,275	6.2	1,163	91.2
Boston	4	23,782	4.1	583	2.9	562	96.4
Detroit	4	19,320	3.3	929	4.5	753	81.1
Philadelphia	1	14,897	2.5	761	3.7	761	100.0
Atlanta	4	11,866	2.0	749	3.7	469	62.6
Houston	1	9,562	1.6	313	1.5	313	100.0
Nashville	1	6,975	1.2	312	1.5	312	100.0
Phoenix	4	6,287	1.1	557	2.7	344	61.8
Central & South Florida	3	6,127	1.0	299	1.5	264	88.3
Austin	1	5,428	0.9	195	1.0	195	100.0
Portland	4	5,135	0.9	325	1.6	325	100.0
Seattle	1	4,408	0.8	156	0.8	154	98.7
Cleveland	2	3,256	0.6	187	0.9	175	93.6
Denver	1	2,712	0.4	156	0.8	156	100.0

Total/Weighted Average	74	$584,205	100.0	20,429	100.0	18,192	89.0

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of September 30, 2010

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
Governmental Entity	5	1.3	$104,966	18.0	2,528	13.9
Business Services	59	15.1	71,227	12.2	2,261	12.4
Depository Institutions	15	3.8	55,269	9.5	1,858	10.2
Legal Services	10	2.6	39,930	6.8	1,055	5.8
Insurance Carriers	20	5.1	35,966	6.2	1,468	8.1
Petroleum Refining & Related Industries	1	0.3	31,851	5.5	776	4.3
Chemicals & Allied Products	8	2.0	24,684	4.2	736	4.0
Nondepository Credit Institutions	10	2.6	20,157	3.5	737	4.1
Engineering, Accounting, Research, Management & Related Services	25	6.4	20,139	3.4	563	3.1
Communications	31	7.9	17,156	2.9	595	3.3
Security & Commodity Brokers, Dealers, Exchanges & Services	18	4.6	15,322	2.6	539	3.0
Food & Kindred Products	4	1.0	15,001	2.6	449	2.5
Electronic & Other Electrical Equipment & Components, Except Computer	10	2.6	13,964	2.4	622	3.4
Educational Services	8	2.0	11,977	2.1	279	1.5
Transportation Equipment	3	0.8	10,523	1.8	325	1.8
Other	165	41.9	96,073	16.3	3,401	18.6

Total	392	100.0	$584,205	100.0	18,192	100.0

Piedmont Office Realty Trust, Inc.

Other Investments

As of September 30, 2010

INDUSTRIAL PROPERTIES	Location	Percent Ownership (%)	Year Built		Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
112 Hidden Lake Circle	Duncan, SC	100	1987		$9,132	313.4	100.0
110 Hidden Lake Circle	Duncan, SC	100	1987		13,305	473.4	36.8

					$22,437	786.8	61.9

UNCONSOLIDATED JOINT VENTURE PROPERTIES	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
14400 Hertz Quail Springs Parkway	Oklahoma City, OK	4	1997	$150	$4,067	57.2	100.0
360 Interlocken	Broomfield, CO	4	1996	238	6,456	51.7	17.8
47300 Kato Road	Fremont, CA	78	1982	2,684	3,464	58.4	0.0
20/20 Building	Leawood, KS	57	1992	2,692	4,743	68.3	90.8
4685 Investment Drive	Troy, MI	55	2000	5,262	9,565	77.1	100.0
5301 Maryland Way	Brentwood, TN	55	1989	11,220	20,396	201.2	100.0
8560 Upland Drive	Parker, CO	72	2001	7,786	10,830	148.2	100.0
Two Park Center	Hoffman Estates, IL	72	1999	11,816	16,436	193.7	83.0

				$41,848	$75,957	855.8	83.6

LAND PARCELS	Location					Acres
Portland Land Parcels	Beaverton, OR					18.2
Enclave Parkway	Houston, TX					4.5
Durham Avenue	South Plainfield, NJ					8.9
Corporate Court	Holtsville, NY					10.0
State Highway 161	Irving, TX					4.5
Sylvan Avenue	Englewood Cliffs, NJ					2.4

						48.5

STRUCTURED FINANCE	Location				Book Value ($’s in thousands)
Mezzanine Loan (1)	Chicago, IL				$48,170
Mezzanine Loan (1)	Chicago, IL				12,500

					$60,670

(1)

Secured by a pledge of the equity interest of the entity owning a 46-story, Class A commercial office building located in downtown Chicago. For additional information on this investment, please refer to our Quarterly Report on Form 10-Q as of and for the period ended September 30, 2010.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are presented on pages 32-35.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding rental abatements and rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally adding back any impairment losses and other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as impairment losses and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. Such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was dark at acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interests in eight properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

Same Store NOI: Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties' operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	John W. Guinee, III	Brendon Maiorana
BMO Capital Markets	Stifel, Nicolaus & Company	Wells Fargo
3 Time Square	One South Street	7 St. Paul Street
New York, NY 10036	16th Floor	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202	Baltimore, MD 21202
	Phone: (443) 224-1307	Phone: (443) 263-6516

Anthony Paolone, CFA	David B. Rodgers, CFA	Stephen C. Swett
JP Morgan	RBC Capital Markets	Morgan Keegan & Co.
277 Park Avenue	Arbor Court	535 Madison Avenue
New York, NY 10172	30575 Bainbridge Road, Suite 250	10th Floor
Phone: (212) 622-6682	Solon, OH 44139	New York, NY 10022
	Phone: (440) 715-2647	Phone: (212) 508-7585

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Net income attributable to Piedmont	$40,584	$19,636	$31,460	$25,946	$(8,260)	$91,679	$48,754

Non-controlling interest	158	125	125	119	121	409	359
Interest expense	17,359	18,933	19,091	19,488	19,518	55,383	58,255
Depreciation	26,339	26,050	26,428	27,434	27,159	78,818	80,075
Amortization	11,119	11,104	11,488	16,274	14,094	33,711	41,434
Impairment loss on real estate assets	53	9,587	—	—	37,633	9,641	37,633

Core EBITDA	95,612	85,435	88,592	89,261	90,265	269,641	266,510

General & administrative expenses	7,001	7,993	6,696	6,297	5,757	21,690	21,262
Management fee revenue	(806)	(705)	(753)	(928)	(742)	(2,265)	(2,183)
Interest and other income	(993)	(1,036)	(969)	(652)	(1,989)	(2,998)	(3,798)
Lease termination income	(4,230)	(479)	(496)	(1,982)	—	(5,205)	(782)
Lease termination expense - straight line rent & acquisition intangibles write-offs	131	679	67	552	627	876	801
Straight line rent adjustment	(3,053)	(1,463)	1,006	(2,619)	(1,508)	(3,508)	(190)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,510)	(1,525)	(1,426)	(1,212)	(1,249)	(4,461)	(3,727)

Core net operating income	92,152	88,899	92,717	88,717	91,161	273,770	277,893

Acquisitions	2	—	—	—	—	2	—
Industrial properties	(91)	(91)	(273)	(638)	(638)	(456)	(1,920)
Unconsolidated joint ventures	(1,217)	(1,186)	(1,268)	(1,156)	(1,171)	(3,670)	(3,637)

Same Store NOI	$90,846	$87,622	$91,176	$86,923	$89,352	$269,646	$272,336

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Equity in Income of Unconsolidated JVs	$619	$647	$737	$672	($1,985)	$2,003	($568)

Interest expense
Depreciation	329	337	348	344	367	1,014	1,093
Amortization	101	101	101	101	104	302	307
Impairment loss	53	—	—	—	2,570	53	2,570

Core EBITDA	1,102	1,085	1,186	1,117	1,056	3,372	3,402

General & administrative expenses	40	38	66	71	56	145	94

Interest and other income	—	—	—	—	—	—	—

Core net operating income (accrual basis)	1,142	1,123	1,252	1,188	1,112	3,517	3,496
Straight-line effects of lease revenue	76	64	17	(31)	60	157	145
Net effect of amortization of above/(below) market in-place lease intangibles	(1)	(1)	(1)	(1)	(1)	(4)	(4)

Core net operating income (cash basis)	$1,217	$1,186	$1,268	$1,156	$1,171	$3,670	$3,637

Piedmont Office Realty Trust, Inc.

FFO/ Core FFO/ AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
NET INCOME/ (LOSS) ATTRIBUTABLE TO PIEDMONT	$40,584	$19,636	$31,460	$25,946	($ 8,260)	$91,679	$48,754

Depreciation	26,163	25,872	26,250	27,264	27,004	78,285	79,614
Amortization	11,119	11,104	11,488	16,274	14,094	33,711	41,434

FUNDS FROM OPERATIONS (FFO)	$77,866	$56,612	$69,198	$69,484	$32,838	$203,675	$169,802

Impairment loss	53	9,587	0	0	37,633	9,641	37,633

CORE FUNDS FROM OPERATIONS	$77,919	$66,199	$69,198	$69,484	$70,471	$213,316	$207,435

Depreciation of non real estate assets	176	178	178	171	155	533	461
Stock-based and other non-cash compensation expense	1,095	711	653	671	671	2,458	2,506
Deferred financing cost amortization	607	696	696	696	696	2,000	2,090
Straight-line effects of lease revenue	(2,921)	(784)	1,073	(1,618)	(847)	(2,632)	622
Amortization of lease related intangibles	(1,510)	(1,525)	(1,426)	(1,663)	(1,283)	(4,461)	(3,736)
Income from amortization of discount on purchase of mezzanine loans	(569)	(694)	(668)	(334)	(648)	(1,932)	(1,944)

Non-incremental capital expenditures	(13,329)	(8,969)	(9,414)	(19,974)	(7,851)	(31,712)	(26,478)

ADJUSTED FUNDS FROM OPERATIONS	$61,468	$55,812	$60,290	$47,433	$61,364	$177,570	$180,956

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Revenues:
Rental income	$1,595	$1,594	$1,594	$1,594	$1,594
Tenant reimbursements	—	—	(2)	—	2
Property management fee revenue	—	—	—	—	—
Other rental income	—	—	—	—	—

Total revenues	1,595	1,594	1,592	1,594	1,596

Operating expenses:
Property operating costs	5	8	8	19	26
Depreciation	—	130	389	389	389
Amortization	—	—	—	—	—
General and administrative	156	2	10	7	45

Total operating expenses	161	140	407	415	460

Operating income, excluding impairment loss	1,434	1,454	1,185	1,179	1,136

Impairment loss	—	(9,587)	—	—	—

(Loss) / income from discontinued operations	$1,434	$(8,133)	$1,185	$1,179	$1,136

Piedmont Office Realty Trust, Inc.

Supplemental Operating & Financial Data

Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults, particularly by one of the Company’s large lead tenants; the impact of competition on the Company’s efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which the Company operates; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to the Company’s assets, including, but not limited to, receivables, real estate assets and other intangible assets; the success of the Company’s real estate strategies and investment objectives; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; the impact of outstanding or potential litigation; and other factors detailed in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q as of and for the period ended September 30, 2010 and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.